Exhibit 99.1

NeoGenomics Reports Third Quarter 2024 Results
Adjusted EBITDA Improves 305%; Fifth Consecutive Quarter of Positive Adjusted EBITDA;
Increasing FY Guidance to $37-$40 Million

Fort Myers, Florida (November 5, 2024) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading oncology testing services company, today announced its third-quarter results for the period ended September 30, 2024.

Third Quarter 2024 Highlights As Compared To Third Quarter 2023

•Consolidated revenue increased 10% to $168 million

•Clinical Services revenue increased 14% to $146 million

•Advanced Diagnostics revenue decreased 10% to $22 million

•Net loss decreased 4% to $18 million

•Adjusted EBITDA increased 305% to positive $13 million

“We delivered a strong third quarter, again growing revenue by double digits and increasing adjusted EBITDA by over 300%, all while serving a record number of patients” said Chris Smith, Chief Executive Officer of NeoGenomics. “Our results demonstrate our teammates' commitment to executing on our strategic priorities. This disciplined approach has enabled us to increase our adjusted EBITDA expectations for the year while continuing to position the Company for long term, sustainable growth.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2024 was $168 million, an increase of 10% over the same period in 2023. Clinical Services revenue of $146 million increased year-over-year by 14%. Clinical test volume(1) increased by 9% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 5% to $463. These increases in Clinical Services reflect higher value tests, including NGS, and strategic reimbursement initiatives. Advanced Diagnostics revenue decreased by 10% to $22 million compared to the third quarter of 2023 primarily driven by international site closures, restructuring activities and lower RaDaR® revenue.
Consolidated gross profit for the third quarter of 2024 was $74.9 million, an increase of 20.2% compared to the third quarter of 2023. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 44.6%. Adjusted Gross Profit Margin(2), excluding amortization of acquired intangible assets and stock-based compensation expense, was 47.8%.
Operating expenses for the third quarter of 2024 were $96 million, an increase of $10 million, or 11%, compared to the third quarter of 2023. Operating expenses included higher compensation and benefit costs as well as an increase in legal and professional fees including a settlement payment for IP litigation. These increases were partially offset by a decrease in restructuring activities.
Net loss for the quarter decreased $1 million, or 4%, to $18 million compared to net loss of $19 million for the third quarter of 2023.
Adjusted EBITDA(2) increased $10 million, or 305%, to positive $13 million compared to positive $3 million in the third quarter of 2023. Adjusted Net Income(2) was $7 million compared to Adjusted Net Loss(2) of $0.3 million in the third quarter of 2023.
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Cash and cash equivalents and marketable securities totaled $388 million at quarter end.
2024 Financial Guidance(3)
The Company again revised its full-year 2024 guidance(3), as previously revised on July 29, 2024.

	FY 2023	Previously Revised FY 2024 Guidance		Revised FY 2024 Guidance(3)		YOY % Change from FY 2023
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$592	$655	$667	$655	$667	11%	13%
Net loss	$(88)	$(88)	$(81)	$(81)	$(78)	8%	11%
Adjusted EBITDA	$3	$33	$37	$37	$40	1133%	1233%
______________________________________
(1) Clinical testing excludes tests and revenue for Advanced Diagnostics.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.

Conference Call
The Company has scheduled a webcast and conference call to discuss its third quarter 2024 results on Tuesday, November 5, 2024 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 676597. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Advanced Diagnostics Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to secure the data we maintain.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories for full-service sample processing in Fort Myers, Florida; Aliso Viejo and Carlsbad, California; Research Triangle Park, North Carolina; and Houston, Texas; and a CAP accredited full-service, sample-processing laboratory in Cambridge, United Kingdom. NeoGenomics also has several, small, non-processing laboratory locations across the United States for providing analysis services. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and a pharmaceutical firm in Europe.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning,
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although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and the Company's ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Kendra Sweeney
Vice President, Investor Relations and ESG
Kendra.sweeney@neogenomics.com
T: +1-239-877-7474

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2024 (unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$361,992	$342,488
Marketable securities, at fair value	25,821	72,715
Accounts receivable, net	151,428	131,227
Inventories	24,457	24,156
Prepaid assets	18,235	17,987
Other current assets	8,308	8,239
Total current assets	590,241	596,812
Property and equipment, net	93,038	92,012
Operating lease right-of-use assets	81,442	91,769
Intangible assets, net	348,042	373,128
Goodwill	522,766	522,766
Other assets	5,582	4,742
Total non-current assets	1,050,870	1,084,417
Total assets	$1,641,111	$1,681,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$92,266	$90,694
Current portion of operating lease liabilities	3,716	5,610
Current portion of convertible senior notes, net	200,424	—
Total current liabilities	296,406	96,304
Long-term liabilities
Operating lease liabilities	62,172	67,871
Convertible senior notes, net	339,956	538,198
Deferred income tax liabilities, net	22,771	24,285
Other long-term liabilities	11,596	13,034
Total long-term liabilities	436,495	643,388
Total liabilities	$732,901	$739,692
Stockholders’ equity
Total stockholders’ equity	$908,210	$941,537
Total liabilities and stockholders’ equity	$1,641,111	$1,681,229

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
NET REVENUE
Clinical Services	$145,783	$127,553	$421,706	$365,578
Advanced Diagnostics	22,041	24,401	66,860	70,513
Total net revenue	167,824	151,954	488,566	436,091

COST OF REVENUE	92,944	89,643	275,723	259,075

GROSS PROFIT	74,880	62,311	212,843	177,016
Operating expenses:
General and administrative	66,969	61,486	196,094	183,343
Research and development	7,684	5,285	23,190	20,182
Sales and marketing	20,415	17,610	62,313	52,770
Restructuring charges	1,009	2,125	4,951	9,883
Total operating expenses	96,077	86,506	286,548	266,178
LOSS FROM OPERATIONS	(21,197)	(24,195)	(73,705)	(89,162)
Interest income	(4,673)	(4,525)	(14,099)	(12,057)
Interest expense	1,642	1,685	4,993	5,226
Other (income) expense, net	(317)	96	(52)	(520)
Loss before taxes	(17,849)	(21,451)	(64,547)	(81,811)
Income tax benefit	(150)	(2,935)	(1,145)	(8,169)
NET LOSS	$(17,699)	$(18,516)	$(63,402)	$(73,642)

NET LOSS PER SHARE
Basic	$(0.14)	$(0.15)	$(0.50)	$(0.59)
Diluted	$(0.14)	$(0.15)	$(0.50)	$(0.59)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	126,953	125,687	126,491	125,358
Diluted	126,953	125,687	126,491	125,358

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(63,402)	$(73,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	29,274	27,872
Amortization of intangibles	25,085	26,350
Stock-based compensation	25,085	17,643
Non-cash operating lease expense	7,022	6,860
Amortization of convertible debt discount and debt issue costs	2,182	2,154
Impairment of assets	333	1,703
Loss on disposal of assets, net	63	334
Other adjustments	141	122
Changes in assets and liabilities, net	(28,560)	(29,133)
Net cash used in operating activities	(2,777)	(19,737)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	—	(6,756)
Proceeds from maturities of marketable securities	47,784	87,963
Purchases of property and equipment	(29,462)	(21,695)
Net cash provided by investing activities	18,322	59,512
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	—	(66)
Issuance of common stock, net	3,959	3,350
Net cash provided by financing activities	3,959	3,284
Net change in cash and cash equivalents	19,504	43,059
Cash and cash equivalents, beginning of period	342,488	263,180
Cash and cash equivalents, end of period	$361,992	$306,239

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) restructuring charges, (vii) intellectual property (“IP”) litigation costs, (viii) CEO transition costs, and (ix) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and, if applicable in a reporting period, (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) restructuring charges, (iv) IP litigation costs, (v) CEO transition costs, and (vi) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss (GAAP)	$(17,699)	$(18,516)	$(63,402)	$(73,642)
Adjustments to net loss:
Interest income	(4,673)	(4,525)	(14,099)	(12,057)
Interest expense	1,642	1,685	4,993	5,226
Income tax benefit	(150)	(2,935)	(1,145)	(8,169)
Depreciation	9,623	9,349	29,274	27,872
Amortization of intangibles	8,362	8,784	25,085	26,350
EBITDA (non-GAAP)	$(2,895)	$(6,158)	$(19,294)	$(34,420)
Further adjustments to EBITDA:
CEO transition costs	—	—	—	500
Stock-based compensation expense	8,470	7,180	25,085	17,643
Restructuring charges	1,009	2,125	4,951	9,883
IP litigation costs(4)	6,113	—	12,356	—
Other significant expenses, net(5)	677	158	4,637	532
Adjusted EBITDA (non-GAAP)	$13,374	$3,305	$27,735	$(5,862)
_________________
(4) For the three and nine months ended September 30, 2024, IP litigation costs include a legal fees and a settlement payment. There were no such amounts for the three and nine months ended September 30, 2023.
(5) For the three months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, and fees related to non-recurring legal matters. For the three months ended September 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the nine months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the nine months ended September 30, 2023, other significant (income) expenses, net, fees related to a regulatory matter and other non-recurring items.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Clinical Services:
Total revenue (GAAP)	$145,783	$127,553	14.3%	$421,706	$365,578	15.4%

Cost of revenue (GAAP)	$80,058	$73,994	8.2%	$234,996	$213,032	10.3%
Adjustments to cost of revenue(6)	(4,561)	(4,264)		(13,720)	(12,792)
Adjusted cost of revenue (non-GAAP)	$75,497	$69,730	8.3%	$221,276	$200,240	10.5%

Gross profit (GAAP)	$65,725	$53,559	22.7%	$186,710	$152,546	22.4%
Adjusted gross profit (non-GAAP )	$70,286	$57,823	21.6%	$200,430	$165,338	21.2%

Gross profit margin (GAAP)	45.1%	42.0%		44.3%	41.7%
Adjusted gross profit margin (non-GAAP)	48.2%	45.3%		47.5%	45.2%

Advanced Diagnostics:
Total revenue (GAAP)	$22,041	$24,401	(9.7)%	$66,860	$70,513	(5.2)%

Cost of revenue (GAAP)	$12,886	$15,649	(17.7)%	$40,727	$46,043	(11.5)%
Adjustments to cost of revenue(7)	(702)	(589)		(2,115)	(1,768)
Adjusted cost of revenue (non-GAAP)	$12,184	$15,060	(19.1)%	$38,612	$44,275	(12.8)%

Gross profit (GAAP)	$9,155	$8,752	4.6%	$26,133	$24,470	6.8%
Adjusted gross profit (non-GAAP )	$9,857	$9,341	5.5%	$28,248	$26,238	7.7%

Gross profit margin (GAAP)	41.5%	35.9%		39.1%	34.7%
Adjusted gross profit margin (non-GAAP)	44.7%	38.3%		42.2%	37.2%

Consolidated:
Total revenue (GAAP)	$167,824	$151,954	10.4%	$488,566	$436,091	12.0%

Cost of revenue (GAAP)	$92,944	$89,643	3.7%	$275,723	$259,075	6.4%
Adjustments to cost of revenue(6)(7)	(5,263)	(4,853)		(15,835)	(14,560)
Adjusted cost of revenue (non-GAAP)	$87,681	$84,790	3.4%	$259,888	$244,515	6.3%

Gross profit (GAAP)	$74,880	$62,311	20.2%	$212,843	$177,016	20.2%
Adjusted gross profit (non-GAAP )	$80,143	$67,164	19.3%	$228,678	$191,576	19.4%

Gross profit margin (GAAP)	44.6%	41.0%		43.6%	40.6%
Adjusted gross profit margin (non-GAAP)	47.8%	44.2%		46.8%	43.9%
_______________
(6) Clinical Services cost of revenue adjustments for the three months ended September 30, 2024 includes $4.3 million of amortization of acquired intangible assets and $0.2 million of stock-based compensation. Clinical Services cost of revenue adjustments for the three months ended September 30, 2023 includes $4.3 million of amortization of acquired intangible assets. Clinical Services cost of revenue adjustments for the nine months ended September 30, 2024 includes $13.0 million of amortization of acquired intangible assets and $0.7 million of stock-based compensation. Clinical Services cost of revenue adjustments for the nine months ended September 30, 2023 includes $12.8 million of amortization of acquired intangible assets. There were no stock-based compensation amounts recorded for the three and nine months ended September 30, 2023.
(7) Advanced Diagnostics cost of revenue adjustments for the three months ended September 30, 2024 includes $0.6 million of amortization of acquired intangible assets and $0.1 million of stock-based compensation. Advanced Diagnostics cost of revenue adjustments for the three months ended September 30, 2023 includes $0.6 million of amortization of acquired intangible assets. Advanced Diagnostics cost
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of revenue adjustments for the nine months ended September 30, 2024 includes $1.8 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Advanced Diagnostics cost of revenue adjustments for the nine months ended September 30, 2023 includes $1.8 million of amortization of acquired intangible assets. There were no stock-based compensation amounts recorded for the three and nine months ended September 30, 2023.
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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss (GAAP)	$(17,699)	$(18,516)	$(63,402)	$(73,642)
Adjustments to net loss, net of tax:
Amortization of intangibles	8,362	8,784	25,085	26,350
CEO transition costs	—	—	—	500
Stock-based compensation expense	8,470	7,180	25,085	17,643
Restructuring charges	1,009	2,125	4,951	9,883
IP litigation costs(8)	6,113	—	12,356	—
Other significant expenses, net(9)	677	158	4,637	532
Adjusted net income/(loss) (non-GAAP)	$6,932	$(269)	$8,712	$(18,734)

Net loss per common share (GAAP)
Diluted EPS	$(0.14)	$(0.15)	$(0.50)	$(0.59)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.07	0.07	0.20	0.21
CEO transition costs	—	—	—	—
Stock-based compensation expense	0.07	0.06	0.20	0.14
Restructuring charges	0.01	0.02	0.04	0.08
IP litigation costs(8)	0.05	—	0.10	—
Other significant expenses, net(9)	—	—	0.04	—
Rounding and impact of diluted shares in adjusted diluted shares(10)	(0.01)	—	(0.01)	0.01
Adjusted diluted EPS (non-GAAP)	$0.05	$—	$0.07	$(0.15)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	126,953	125,687	126,491	125,358
Dilutive effect of options, restricted stock, and converted shares(11)(12)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	126,953	125,687	126,491	125,358
_______________
(8) For the three and nine months ended September 30, 2024, IP litigation costs include legal fees and a settlement payment. There were no such amounts for the three and nine months ended September 30, 2023.
(9) For the three months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, and fees related to non-recurring legal matters. For the three months ended September 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the nine months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. For the nine months ended September 30, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items.
(10) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(11) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(12) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2024 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, (iii) restructuring charges, and (iv) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2024 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2024
	Low Range	High Range
Net loss (GAAP)	$(81,000)	$(78,000)
Amortization of intangibles	33,000	33,000
Stock-based compensation expenses	33,000	33,000
Restructuring charges	6,000	6,000
Other one-time expenses	19,000	19,000
Adjusted net income (non-GAAP)	10,000	13,000
Interest and taxes	(12,000)	(12,000)
Depreciation	39,000	39,000
Adjusted EBITDA (non-GAAP)	$37,000	$40,000

Net loss per diluted share (GAAP)	$(0.64)	$(0.61)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.26	0.26
Stock-based compensation expenses	0.26	0.26
Restructuring charges	0.05	0.05
Other one-time expenses	0.15	0.15
Rounding and impact of diluted shares in adjusted diluted shares(13)	—	(0.01)
Adjusted diluted EPS(14) (non-GAAP)	$0.08	$0.10

Weighted average assumed shares outstanding in 2024:
Diluted shares (GAAP)	127,000	127,000
Options, restricted stock, and converted shares not included in diluted shares(14)	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,000	127,000
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(13) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(14) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical(13) Tests Performed and Revenue
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Clinical(15):
Number of tests performed	314,564	289,637	8.6%	927,061	870,229	6.5%
Average revenue/test	$463	$440	5.2%	$455	$420	8.3%
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(15) Excludes tests and revenue for Advanced Diagnostics.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912